Exhibit 3.2

BYLAWS

OF

NORTH PENN BANCORP, INC.

ARTICLE I. OFFICES

Section 1. Registered Office and Registered Agent. The registered office of North Penn Bancorp, Inc. (the “Company”) shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the board of directors of the Company (the “Board” or “Board of Directors”) upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

Section 2. Other Offices. The Company may have other offices within or outside the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine.

ARTICLE II. STOCKHOLDERS’ MEETING

Section 1. Meeting Place. All meetings of the stockholders shall be held at the principal place of business of the Company, or at such other place within or without the Commonwealth of Pennsylvania as shall be determined by the Board of Directors and stated in the notice of such meeting.

Section 2. Annual Meeting Time. A meeting of the stockholders of the Company for the election of directors and for the transaction of any other business of the Company shall be held annually within 150 days after the end of the Company’s fiscal year at such date and time within such 150-day period as the Board of Directors may determine.

Section 3. Conduct. Meetings shall be conducted in accordance with rules and procedures adopted by the Board of Directors. The Board of Directors shall designate, when present, either the Chairman of the Board or President to preside at such meetings.

Section 4. Notice. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered at least 10 days prior to the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at the address as it appears on the stock transfer books or records of the Company as of the record date prescribed in Section 8 of this Article II with postage prepaid. Notice of an adjourned meeting and of the business to be transacted at such meeting shall be given by announcement at the meeting at which the adjournment is taken.

Section 5. Voting Lists. The officer or agent having charge of the transfer books for shares of the Company shall make a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 6. Quorum. Except as otherwise required by law:

(a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Company entitled to vote at such meeting without regard to any shares for which a broker indicates on a proxy that it does not have discretionary authority as to such shares to vote on such matter (“Broker Non-votes”).

(b) The votes of a majority of those present, without regard to Broker Non-votes or votes of abstention, at any properly called meeting or adjourned meeting of stockholders, at which a quorum as defined above is present, shall be sufficient to transact business, unless such greater vote is required by these Bylaws, the Articles of Incorporation, or the laws of the Commonwealth of Pennsylvania.

Section 7. Voting of Shares.

(a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of capital stock registered in such person’s name on the books of the Company.

(b) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

Section 8. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 60 days and, in case of a meeting of stockholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 9. Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or such person’s duly authorized attorney-in-fact. A telegram, telex, cablegram, datagram, or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile, or similar reproduction of a writing executed by a shareholder or attorney-in-fact may be treated as properly executed for purposes of this section and shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the Company to the shareholder for the purposes of a particular meeting or transaction. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

Section 10. Voting of Shares in the Name of Two or More Persons. Where shares are held jointly or as tenants in common by two or more persons as fiduciaries or otherwise, if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Company shall accept as the vote of all such shares the votes cast by such person or a majority of them and if in any case such persons are equally divided upon the manner of voting the shares held by them, the vote of such shares shall be divided equally among such persons, without prejudice to the rights of such joint owners or the beneficial owners thereof among themselves, except that, if there shall have been filed with the Secretary of the Company a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreements under which such shares are held or the instrument by which the trust or estate was created or the decree of court appointing them, or of a decree of court directing the voting of such shares, the persons specified as having such voting power in the latest such document so filed, and only such persons, shall be entitled to vote such shares but only in accordance therewith.

Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a director may be voted by the director, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver without-the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or nominee, and thereafter the pledgee or nominee shall be entitled to vote the shares so transferred.

Section 12. Judges of Election. For each meeting of stockholders, the Board of Directors may appoint the judges of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. The number of inspectors shall be one or three. Except for such duties as may be designated in the Articles of Incorporation to another person, such inspectors determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all. Inspectors need not be stockholders.

Section 13. Action By Stockholders Without a Meeting. Action required to be taken or which may be taken at any annual or special meeting of stockholders of the Company may not be taken without a meeting as set forth in the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein. See Section 11.B of Articles.

Section 14. Notice for Nominations and Proposals. Nominations for directors to be elected at an annual meeting of stockholders, except those made by the board of directors of the Company, must be made in accordance with the provisions set forth in the Articles of Incorporation and must also be accompanied by a certification, under oath before a notary public, by each nominee that he or she meets the eligibility requirements to be a director as set forth in Article IV, Section 17 of these Bylaws.

ARTICLE III. CAPITAL STOCK

Section 1. Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, and may be sealed with the seal of the Company or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the Company before the certificate is issued, it may be issued by the Company with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

(a) that the Company is incorporated under the laws of the Commonwealth of Pennsylvania;

(b) the name of the person to whom issued;

(c) the number and class of shares and the designation of the series, if any, which such certificate represents;

(d) the par value of each share represented by such certificate, or a statement that such shares are without par value; and

(e) that the Company will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of each class authorized to be issued.

Section 2. Transfers.

(a) Transfers of stock shall be made only upon the stock transfer books of the Company, kept at the registered office of the Company or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of

Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign, and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Company until the outstanding certificates therefor have been surrendered to the Company.

Section 3. Registered Owner. Registered stockholders shall be treated by the Company as the holders in fact of the stock standing in their respective names and the Company shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Company may certify in writing to the Company that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

(a) The classification of stockholders who may certify;

(b) The purpose or purposes for which the certification may be made;

(c) The form of certification and information to be contained therein;

(d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Company; and

(e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Company of a certification complying with a resolution meeting the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

Section 4. Mutilated, Lost, or Destroyed Certificates. In case of any mutilation, loss, or destruction of any certificate of stock, another stock certificate may be issued in its place upon receipt of proof of such mutilation, loss, or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Company in such sum as the Board might determine, or the Board may establish such other procedures as it deems necessary.

Section 5. Fractional Shares or Scrip. The Company may (a) issue fractions of a share which shall entitle the holder a proportional interest to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle to holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

Section 6. Shares of Another Company. Shares owned by the Company in another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Company.

ARTICLE IV. BOARD OF DIRECTORS

Section 1. Number and Powers. The management of all the affairs, property, and interest of the Company shall be vested in a Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The Board of Directors shall consist of nine (9) persons. The classification and term of the directors shall be as set forth in the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein. In addition to the powers, authorities, and duties expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

In discharging the powers and duties of their respective positions, the Board of Directors, committees of the Board of Directors, and individual directors may, in considering the best interests of the Company, consider to the extent they deem appropriate the effects of any action upon any and all groups affected by such action, including stockholders, employees, suppliers, customers, and creditors of the Company, and upon the communities in which offices or other establishments of the Company are located; the short-term and long-term interests of the Company; the resources, intent, and conduct (past, stated, and potential) of any person seeking to acquire control of the Company; and any and all other factors, provided however, the Board of Directors, committees of the Board of Directors, or any individual director shall not be required, in considering the best interests of the Company or the effects of any action, to regard any interest or interests of any particular group affected by the action as a dominant or controlling interest or factor.

Each director of the Company must, at all times, reside in a county, city or town within the Commonwealth of Pennsylvania which is no more than 50 miles in distance from the main office location of the Company’s wholly-owned subsidiary, North Penn Bank.

Section 2. Change of Number. The number of directors may at any time be increased or decreased by a vote of two-thirds of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Sections 4 and 5 hereunder. Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may neither be less than 7 nor more than 20.

Section 3. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Company addressed to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman or the President. An involuntary resignation from the board will occur if any director has more than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors. Such resignation shall be effective when accepted by the Board of Directors.

Section 4. Vacancies. All vacancies in the Board of Directors shall be filled in the manner provided in the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

Section 5. Removal of Directors. Directors may be removed in the manner provided in the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

Section 6. Regular Meetings. Regular meetings of the Board of Directors or any committee thereof may be held without notice at the principal place of business of the Company or at such other place or places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

Section 7. Special Meetings.

(a) Special meetings of the Board of Directors may be called at any time by the Chairman, President, or by a majority of the authorized number of directors, to be held at the principal place of business of the Company or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director at least five (5) days prior to such meeting by telegram, telex, cablegram, courier, facsimile, or other similar communication, by letter, or personally. Such notice need neither specify the business to be transacted at, nor the purpose of, the meeting.

(b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

Section 8. Quorum. A majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

Section 9. Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before, during, or after the time stated for the meeting, shall be equivalent to the giving of notice.

Section 10. Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless such director’s dissent is entered in the minutes of the meeting, or unless the director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless the director delivers a dissent in writing to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11. Executive, Audit, and Other Committees. Standing or special committees may be appointed by the Board of Directors from its own number from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to the submission of any action requiring the approval of stockholders, the creation or filling of vacancies on the Board of Directors, the adoption, amendment, or repeal of these Bylaws, the amendment or repeal of any resolution of the Board which, by its terms, is only amendable or repealable by the entire Board, or any action on matters committed by these Bylaws or resolution of the Board to another committee of the Board. An Audit Committee shall be appointed by resolution passed by a majority of the full Board of Directors, and at least a majority of the members of the Audit Committee shall be directors who are not also officers of the Company. The Audit Committee shall review the records and affairs of the Company to determine its financial condition, shall review the Company’s systems of internal control with management and the Company’s independent auditors, and shall monitor the Company’s adherence in accounting and financial reporting to generally accepted accounting principles, as well as such other duties as may be assigned to it by the Board of Directors. All committees appointed by the Board of Directors shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Company. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 12. Remuneration. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish a reasonable fee for all directors for services to the Company as directors, officers, or otherwise, or to delegate such authority to any appropriate committee; provided, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.

Section 13. Action by Directors Without a Meeting. Any action which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

Section 14. Action of Directors by Communications Equipment. Any action which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other at the same time. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

Section 15. Minimum Share Requirement. Each director of the Company must be a shareholder of the Company and own at least 1,000 shares of the Company’s Common Stock.

Section 16. Affiliations With Other Depository Institutions. A person is not eligible to serve as director of the Company if he or she is a “management official” of another “depository institution” or “depository holding company” as those terms are defined in 12 C.F.R. § 348.2 of the Regulations of the Federal Deposit Insurance Corporation. If elected director of the Company, a person may not thereafter serve or agree to serve as a management official of a depository institution or depository holding company unless and until his or her term as director of the Company has expired or upon resignation. This Section 16 shall not apply to those directors presently serving on the Board as of September 30, 2004.

Section 17. Requirement. A person is not eligible to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense, involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (a) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (b) breached a fiduciary duty involving personal profit; or (4) has been nominated by a person who would be disqualified from serving as a director of this Company under Section 4.17 (1), (2) or (3).

Section 18. Age Limitation. The office of any director who shall reach the age of 75 years shall terminate at the first annual meeting following his or her seventy-fifth birthday. No person 75 years of age shall be eligible for election, reelection, appointment, or reappointment to the Board of Directors. This Section 18 shall not apply to those directors presently serving on the Board as of September 30, 2004.

ARTICLE V. OFFICERS

Section 1. Election, Appointment and Qualification. The directors shall, at the annual meeting, elect a chairman of the board, a president, a senior vice president and managing officer, secretary, and a treasurer to serve until the next annual election of officers and until their successors are elected and qualified unless removed prior thereto in accordance with law, and may from time to time appoint such agents and elect such other officers as the board may deem advisable. Except for the president who shall be a director, officers need not be a director. Any two or more offices except those of president and treasurer may be held by the same person. A vacancy in any mandatory office shall be filled by the directors, who shall at their next regular or special meeting, elect a successor to serve the unexpired term.

Section 2. Removal. Any officer, assistant officer, or agent may be removed by the directors whenever in their judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3. Duties of the Chairman of the Board. The Chairman of the Board shall preside over all meetings of the Board of Directors.

Section 4. Duties of President. The President shall be the chief executive officer of the Company and shall be a member of the Board of Directors. The President shall make a report on the affairs of the Company at each meeting of the directors and shall preside at all meetings of the directors in the absence of the Chairman of the Board and shall see that all orders and resolutions of the directors are carried into effect, subject, however, to the right of the directors to delegate to any other person any specific delegable powers. The President shall have authority to execute in the name of the Company all deeds, bonds, mortgages, written contracts, and all other documents and instruments of any nature whatsoever, except in cases where the execution thereof shall be expressly delegated by the directors or these bylaws to some other person. The President shall have the authority to delegate to such other officers of the Company as he or she may determine from time to time the authority to perform such functions for the conduct of the Company’s business as he or she shall determine is necessary and appropriate, including the authority and capacity to execute documents and instruments in the name of the Company. He or she shall be an ex officio member of all committees and shall perform such other duties as are usually incident to his or her office or may be required by the directors.

Section 5. Duties of Senior Vice President. In the case of the absence or disability of the President, the Senior Vice President shall perform the duties of the president and shall also perform such other duties as may be required by the directors.

Section 6. Duties of Secretary. The Secretary shall issue notices of directors’ meetings as hereinbefore set forth, shall attend and keep the minutes of the same in suitable minute books, shall have custody of all corporate books, records, and papers the custody of which is not otherwise provided for by the directors, shall sign all share certificates, shall act as transfer agent for shares of the Company, shall do such other things as may be required by law, and shall perform such other duties as are usually incident to his office or as may be required by law, and shall perform such other duties as are usually incident to his or her office or as may be required by the directors.

Section 7. Duties of the Assistant Secretary. In case of the absence or disability of the Secretary, the assistant secretaries, if any, shall perform the secretary’s duties in the order designated at the time of their election. The assistant secretaries shall also perform all other such duties as may be required by the directors.

Section 8. Duties of the Treasurer. The Treasurer shall have responsibility for all funds and valuables of the institution and shall give such bond, if any, with or without sureties, as the directors may require, conditioned upon the faithful performance of the duties of his or her office. The Treasurer shall receive the funds of the Company and, except as otherwise provided by the directors, shall make disbursements there from, taking proper vouchers therefore, and shall keep regular books of account showing receipts and disbursements and shall submit them, together with his or her vouchers, receipts and other papers, to the directors for their examination and approval as often as the directors may require. He or she shall cause to be deposited in the name of the Company all moneys and valuables of the Company with a depository or depositories to be designated by the directors. He or she shall also perform such other duties as are incident to his or her office or as may be required by the directors.

Section 9. Duties of the Assistant Treasurer. In case of the absence or disability of the Treasurer, the assistant treasurers, if any, shall perform the treasurer’s duties. The assistant treasurers shall also perform such other duties as may be required by the directors.

Section 10. Other Officers. The President may appoint, subject to the power of the directors to disapprove such appointment, such additional officers, assistant officers or agents as he may deem necessary, each of whom shall hold office or such period, have such authority, and perform such duties as may be determined by the President not inconsistent with these bylaws.

Section 11. Compensation. The officers shall receive such compensation for their services as may be fixed from time to time by the directors, or as may be fixed from time to time by the Company’s senior management subject to the approval of the Board of Directors.

Section 12. Attesting Documents and Affixing the Seal. Unless specifically required by applicable law or by action of the directors or the President, the seal of the Company need not be affixed to any document or instrument of any nature whatsoever executed by or in the name of the Company, and no officer of the Company need attest the execution of any document by or in the name of the Company. Notwithstanding the foregoing, any officer or assistant officer of the Company is authorized to attest the execution of any document or instrument by or in the name of the Company, and any officer or assistant officer is authorized to affix the seal to any document or instrument executed by or in the name of the Company.

ARTICLE VI. FISCAL YEAR; ANNUAL AUDIT

Section 1. Fiscal Year. The fiscal year of the Company shall end on the last day of December of each year.

Section 2. Annual Audit. The Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Audit Committee. The appointment of such accountants shall be subject to annual ratification by the stockholders.

ARTICLE VII. DIVIDENDS AND FINANCE

Section 1. Dividends. Dividends may be declared by the Board of Directors and paid by the Company out of retained earnings of the Company subject to the conditions and limitations imposed by the laws of the Commonwealth of Pennsylvania.

Section 2. Reserves. Before making any distribution of earned surplus, there may be set aside out of the earned surplus of the Company such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Company, or for any other purpose. Any earned surplus of any year not distributed, as dividends shall be deemed to have thus been set apart until otherwise disposed of by the Board of Directors.

Section 3. Depositories. The monies of the Company shall be deposited in the name of the Company in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE VIII. NOTICES

Section 1. Notices. Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally, by mail, by telegram, telex or by courier service or facsimile transmission. If sent by mail, telegraph, or courier service, the notice shall be deemed to have been given to the person when deposited in the United States mail or with a telegraph or courier service for delivery to that person or, in the case of telex, when dispatched to the address of the addressee at such persons last known address (or to such persons telex, or facsimile number) in the records of the Company, with postage or courier or other charges thereon prepaid.

ARTICLE IX. SEAL

Section 1. Seal. The seal of the Company shall be identical with that impressed at the right of this section.

ARTICLE X. BOOKS AND RECORDS

Section 1. Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

CERTIFICATION OF BYLAWS

OF

NORTH PENN BANCORP, INC.

I, Frank H. Meckler, certify that (i) I am the Secretary of North Penn Bancorp, Inc., a Pennsylvania state-chartered stock corporation, (ii) I am duly authorized to make and deliver this certification and (iii) the attached Bylaws are a true and correct copy of the Bylaws of North Penn Bancorp, Inc. in effect as of the date of this certificate.

Dated: December 6, 2004

/s/ Frank H. Mechler
Frank H. Mechler
Secretary